Exhibit 32

Statement Pursuant to 18 U.S.C. § 1350

Pursuant to 18 U.S.C. § 1350, each of the undersigned certifies that this Annual Report on Form 10-K for the year ended December 31, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Westmoreland Resource Partners, LP.

Date:	March 15, 2019	/s/ Michael G. Hutchinson
Michael G. Hutchinson
Interim Chief Executive Officer
(Principal Executive Officer)

Date:	March 15, 2019	/s/ Scott A. Henry
Scott A. Henry
Chief Accounting Officer, Vice President of Accounting
(Principal Accounting Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Westmoreland Resource Partners, LP and will be retained by Westmoreland Resource Partners, LP and furnished to the Securities and Exchange Commission or its staff upon request.